Exhibit 4(b)(i)


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                                 HASBRO, INC.


                                     AND


              THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

                                  as Trustee


                               ---------------

                            Senior Debt Securities
                               ---------------


                            Senior Debt Indenture

                          Dated as of March 15, 2000

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                               TABLE OF CONTENTS

                                                                          PAGE

PARTIES......................................................................1

RECITALS OF THE COMPANY......................................................1

                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

      SECTION 1.01  Definitions..............................................1
      SECTION 1.02  Compliance Certificates and Opinions....................13
      SECTION 1.03  Form of Documents Delivered to Trustee..................14
      SECTION 1.04  Acts of Holders.........................................14
      SECTION 1.05  Notices, Etc., to Trustee and Company...................17
      SECTION 1.06  Notice to Holders; Waiver...............................17
      SECTION 1.07  Conflict with Trust Indenture Act.......................18
      SECTION 1.08  Effect of Headings and Table of Contents................18
      SECTION 1.09  Successors and Assigns..................................18
      SECTION 1.10  Separability Clause.....................................19
      SECTION 1.11  Benefits of Indenture...................................19
      SECTION 1.12  Governing Law...........................................19
      SECTION 1.13  Moneys of Different Currencies to Be Segregated.........19
      SECTION 1.14  Payment to Be in Proper Currency........................19
      SECTION 1.15  Counterparts............................................20
      SECTION 1.16  Legal Holidays..........................................20

                                  ARTICLE II

                                SECURITY FORMS

      SECTION 2.01  Forms Generally.........................................21
      SECTION 2.02  Form of Trustee's Certificate of Authentication.........22
      SECTION 2.03  Securities in Global Form...............................22

                                ARTICLE III

                               THE SECURITIES

      SECTION 3.01  Amount Unlimited; Issuable in Series....................23
      SECTION 3.02  Denominations...........................................27
      SECTION 3.03  Execution, Authentication, Delivery and Dating..........28
      SECTION 3.04  Temporary Securities....................................31
      SECTION 3.05  Registration, Registration of Transfer and Exchange.....32
      SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Securities........35
      SECTION 3.07  Payment of Interest; Interest Rights Preserved..........37
      SECTION 3.08  Persons Deemed Owners...................................39
      SECTION 3.09  Cancellation............................................39
      SECTION 3.10  Computation of Interest.................................40

                                  ARTICLE IV

                           CONVERSION OF SECURITIES

      SECTION 4.01  Applicability of Article................................40
      SECTION 4.02  Exercise of Conversion Privilege........................41
      SECTION 4.03  Fractional Interests....................................43
      SECTION 4.04  Adjustment of Conversion Price..........................43
      SECTION 4.05  Continuation of Conversion Privilege in Case of Merger,
                     Consolidation or Sale of Assets........................48
      SECTION 4.06  Notices of Certain Events...............................50
      SECTION 4.07  Taxes on Conversion.....................................51
      SECTION 4.08  Company to Provide Stock................................51
      SECTION 4.09  Disclaimer of Responsibility for Certain Matters........52
      SECTION 4.10  Return of Funds Deposited for Redemption of Converted
                     Convertible Securities.................................53

                                   ARTICLE V

                    SATISFACTION, DISCHARGE AND DEFEASANCE

      SECTION 5.01  Satisfaction and Discharge of Indenture.................53
      SECTION 5.02  Application of Trust Money..............................55
      SECTION 5.03  Satisfaction, Discharge and Defeasance of Securities
                     of Any Series..........................................55

                                  ARTICLE VI

                                   REMEDIES

      SECTION 6.01  Events of Default.......................................59
      SECTION 6.02  Acceleration of Maturity; Rescission and Annulment......61
      SECTION 6.03  Collection of Indebtedness and Suits for
                    Enforcement by Truste...................................62
      SECTION 6.04  Trustee May Enforce Claims without Possession of Securities...........................................63
      SECTION 6.05  Trustee May File Proofs of Claim........................63
      SECTION 6.06  Application of Money Collected..........................64
      SECTION 6.07  Limitation on Suits.....................................64
      SECTION 6.08  Restoration of Rights and Remedies......................65
      SECTION 6.09  Rights and Remedies Cumulative..........................65
      SECTION 6.10  Delay or Omission Not Waiver............................66
      SECTION 6.11  Control by Holders......................................66
      SECTION 6.12  Waiver of Past Defaults.................................66
      SECTION 6.13  Waiver of Stay or Extension Laws........................67
      SECTION 6.14  Undertaking for Costs...................................67
      SECTION 6.15  Judgment Currency.......................................67

                                  ARTICLE VII

                                  THE TRUSTEE

      SECTION 7.01  Certain Rights of Trustee...............................69
      SECTION 7.02  Not Responsible for Recitals or Issuance of Securities..71
      SECTION 7.03  May Hold Securities.....................................71
      SECTION 7.04  Money Held in Trust.....................................71
      SECTION 7.05  Compensation and Reimbursement..........................71
      SECTION 7.06  Resignation and Removal; Appointment of Successor.......72
      SECTION 7.07  Acceptance of Appointment by Successor..................74
      SECTION 7.08  Merger, Conversion, Consolidation or Succession to
                    Business................................................75
      SECTION 7.09  Reports by Trustee......................................76
      SECTION 7.10  Corporate Trustee Required; Eligibility.................76
      SECTION 7.11  Notice of Events of Default.............................76
      SECTION 7.12  Disqualification; Conflicting Interests.................76

                                 ARTICLE VIII

                         CONSOLIDATION, MERGER OR SALE

      SECTION 8.01  Consolidation, Merger or Sale...........................77
      SECTION 8.02  Successor Corporation to Be Substituted.................77
      SECTION 8.03  Securities to Be Secured in Certain Events..............78

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

      SECTION 9.01  Supplemental Indentures without Consent of Holders......79
      SECTION 9.02  Supplemental Indentures with Consent of Holders.........81
      SECTION 9.03  Execution of Supplemental Indentures....................83
      SECTION 9.04  Effect of Supplemental Indentures.......................83
      SECTION 9.05  Conformity with Trust Indenture Act.....................83
      SECTION 9.06  Reference in Securities to Supplemental Indentures......83

                                   ARTICLE X

                                   COVENANTS

      SECTION 10.01  Payment of Principal, Premium and Interest.............84
      SECTION 10.02  Maintenance of Office or Agency........................84
      SECTION 10.03  Money for Securities Payments to Be Held in Trust......85
      SECTION 10.04  Maintenance of Properties and Corporate Existence......87
      SECTION 10.05  Statements as to Compliance............................87
      SECTION 10.06  Commission Reports.....................................88
      SECTION 10.07  Waiver of Covenant.....................................88
      SECTION 10.08  Additional Instruments and Acts........................88
      SECTION 10.09  Restriction on Creation of Liens.......................89
      SECTION 10.10  Restrictions on Sale and Leaseback Transactions........90
      SECTION 10.11  Names and Addresses of Holders.........................91

                                  ARTICLE XI

                           REDEMPTION OF SECURITIES

      SECTION 11.01  Applicability of Article...............................92
      SECTION 11.02  Election to Redeem; Notice to Trustee..................92
      SECTION 11.03  Selection by Trustee of Securities to Be Redeemed......92
      SECTION 11.04  Notice of Redemption...................................93
      SECTION 11.05  Deposit of Redemption Price............................94
      SECTION 11.06  Securities Payable on Redemption Date..................94
      SECTION 11.07  Securities Redeemed in Part............................95

                                  ARTICLE XII

                                 SINKING FUNDS

      SECTION 12.01  Applicability of Article...............................96
      SECTION 12.02  Satisfaction of Sinking Fund Payments with Securities..96
      SECTION 12.03  Redemption of Securities for Sinking Fund..............96


            INDENTURE, dated as of March 15, 2000, between HASBRO, INC., a corporation duly organized and existing under the laws of the State of Rhode Island (herein called the "Company"), having its principal office at Pawtucket, Rhode Island, and The Bank of Nova Scotia Trust Company of New York (herein called the "Trustee").

                       RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


                              ARTICLE I

                  DEFINITIONS AND OTHER PROVISIONS
                       OF GENERAL APPLICATION

SECTION  1.01  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on June 1, 1998 or, as to any computation required or permitted pursuant to, and relating to any covenant of the Company contained in, any Board Resolution, Officers' Certificate or executed supplemental indenture establishing any series of Securities, such computation shall be made and such covenant shall be construed in accordance with generally accepted accounting principles as are generally accepted at the date of such Board Resolution, Officers' Certificate or executed supplemental indenture (unless otherwise provided therein or except as otherwise provided herein or in any further Board Resolution, Officers' Certificate or executed supplemental indenture); and

            (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Article Four, are defined in that Article.

            "Act," when used with respect to any Holder, has the meaning specified in Section 1.04.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Board of Directors) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Authorized Newspaper" means a newspaper of general circulation in the place of publication (which, in the case of the City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be The Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxembourg Wort), printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers. If it shall be impractical, in the opinion of the Trustee, to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

            "Bearer Security" means any Security in the form of bearer securities established pursuant to Section 2.01 which is payable to bearer and is not a Registered Security.

            "Board of Directors" means either the Board of Directors of the Company, the executive committee of the Board of Directors or any other duly authorized committee of the Board of Directors.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Book-Entry Security" means a security evidencing all or part of a series of Securities, issued to the Depositary for such series of Securities in accordance with Section 3.03, and bearing the legend prescribed in Section 3.03.

            "Business Day," when used with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law to close.

            "Capital Lease" means any lease obligation of a Person incurred with respect to assets acquired or leased by such Person which is required to be capitalized in accordance with generally accepted accounting principles. A Capital Lease shall be deemed incurred at the time a binding commitment to lease the subject asset shall become effective.

            "Capital Lease Obligation" means Indebtedness represented by obligations under a Capital Lease.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, than the body performing such duties at such time.

            "Common Stock" means the common stock, par value $.50 per share, of the Company, as authorized on the date of the execution of this instrument or as such common stock may be constituted in one or more classes from time to time thereafter.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, or an Executive Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated Net Tangible Assets" means, as determined at any time, the aggregate amount of assets included on a consolidated balance sheet of the Company and its Subsidiaries, less applicable reserves and after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries and (b) the total of the net book values of all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, in each case as of the end of the last fiscal quarter for which financial information is available at the time of such calculation.

            "Conversion Agent" shall have the meaning set forth in Section
10.02.

            "Conversion Price" shall have the meaning set forth in Section
4.01.

            "Convertible Securities" means Securities designated as convertible into Common Stock or cash in lieu thereof (in accordance with Article Four) pursuant to Section 3.01.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered except that with respect to the presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York at which at any particular time its corporate trust business shall also be conducted.

            "Coupon" means any interest coupon appertaining to any Security.

            "Defaulted Interest" has the meaning specified in Section 3.07.

            "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in global form, including Book-Entry Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such person "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such person "Depositary" shall be a collective reference to such Persons. "Depositary" as used with respect to the debt securities of any such series shall mean the Depositary with respect to the debt securities of that series.

            "Dollar" means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

            "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

            "Event of Default" has the meaning specified in Section 6.01.

            "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading for the Common Stock on the American Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

            "Extraordinary Cash Dividend" means any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth below:

            If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Time occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25 percent of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend. In determining the amount of Extraordinary Cash Dividends for purposes of making adjustments required by Section 4.04, no adjustment shall be made for cash dividends for which a prior adjustment in the Conversion Rate was previously made.

            "Foreign Currency" means a currency issued by the government of any country other than the United States.

            "Funded Debt" means all indebtedness which by its terms matures more than 12 months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after the time of the computation of the amount thereof or which is classified, in accordance with generally accepted accounting principles, on a corporation's balance sheet as long-term debt.

            "Holder" means, with respect to a Registered Security, a Person in whose name a Security is registered in the Security Register and, with respect to a Bearer Security (or any temporary global Security), and/or Coupons, the bearer thereof.

            "Indebtedness" means (a) any liability of any Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including an obligation with or without recourse) issued in connection with the acquisition (whether by way of purchase, merger, consolidation or otherwise) of any business, real property or other assets (other than inventory or similar property acquired in the ordinary course of business) or (iii) for the payment of money relating to a Capital Lease Obligation;
(b) any liability of others described in the preceding clause (a) which the Person has guaranteed or which is otherwise its legal liability and (c) any amendment, renewal, extension or refunding of any such liability.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

            "interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

            "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

            "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, mandatory repurchase or otherwise.

            "New York Business Day" means each weekday which is not a day on which commercial banking institutions in the City of New York are authorized or obligated by law to close.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman, the President, or an Executive Vice President, and by the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

            "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

            "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                   (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption (a) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities as contemplated by Section
5.01 or (b) U.S. Government Obligations or Foreign Government Securities as contemplated by and defined in Section 5.03 in the necessary amount have been theretofore deposited with the Trustee in trust for the holders of such Securities in accordance with Section 5.03; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee has been made; and

                  (iii) Securities which have been paid pursuant to Section
3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, the principal amount of a Security denominated in a Foreign Currency or Currencies shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent, and Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Principal Property" means any real property, any manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical asset of the Company or of any Subsidiary whether owned on the date hereof or hereafter acquired having a net book value at the time of determination in excess of the greater of five percent of Consolidated Net Tangible Assets or $50 million, other than, in each case, any of the same which in the good faith opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries, as a whole.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registered Security" means any Security in the form of Registered Securities established pursuant to Section 2.01 which is registered in the Security Register.

            "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

            "Required Currency" has the meaning specified in Section 1.14.

            "Responsible Officer," when used with respect to the Trustee, means any officer in the corporate trust administration division of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing or use by the Company or any Subsidiary of any Principal Property, whether owned at the date of this Indenture or thereafter acquired (except for temporary leases of a term, including any renewal period, of not more than three years), which Principal Property has been or is to be sold or transferred by the Company or a Subsidiary to a Person with an intention of taking back a lease of such Property.

            "Sale Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Stock on the American Stock Exchange or, in the event shares of common Stock are not listed on the American Stock Exchange, such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations specified in the definition of Sale Price, the Company shall determine such price on the basis of such quotations as it deems appropriate.

            "Secured Debt" means indebtedness for money borrowed by the Company or its Subsidiaries (other than indebtedness owed by a Subsidiary to the Company, by a Subsidiary to another Subsidiary or by the Company to a Subsidiary), which in any case is secured, whether by operation of law or otherwise, by a mortgage, security interest, pledge, lien or other encumbrance on Principal Property or on any shares of stock or evidences of indebtedness of a Subsidiary. If any amount of such indebtedness described in the parenthetical in the preceding sentence and held by the Company or a Subsidiary is transferred in any manner to any Person other than the Company or a Subsidiary, such amount shall be deemed to be Secured Debt issued on the date of transfer.

            "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

            "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the Commission, as in effect on June 1, 1998.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

            "Stated Maturity," when used with respect to any Security or Coupon or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or Coupon or such installment of principal or interest is due and payable.

            "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own a majority (by number of votes) of the outstanding voting securities having voting power under ordinary circumstances to elect the directors of such corporation.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

            "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 1.02 Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03 Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders.

            (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one ore more instruments of substantially similar tenor signed by such holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Responsible Officer of the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (3) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (ii) such Bearer Security is produced to the Trustee by some other Person, (iii) such Bearer Security is surrendered in exchange for a Registered Security or (iv) such Bearer Security is no longer Outstanding.

            (4) The fact and date of execution of any such instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other reasonable manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.

            (5) The ownership of Registered Securities shall be proved by the Security Register.

            (6) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            (7) Whenever for purposes of any Act to be taken hereunder by the Holders of a series of Securities denominated in a Foreign Currency (or any currency unit), the principal amount of Securities is required to be determined, the aggregate principal amount of such Securities shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officers' Certificate as of the date taking of such Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee or its Affiliate. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any such exchange rate agent shall be liable therefor in the absence of bad faith. The Trustee, unless it is serving as exchange rate agent, shall have no duty to determine or confirm such calculation, and may conclusively rely on the aforementioned Officers' Certificate.

            (8) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.05   Notices, Etc., to Trustee and Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06 Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are Registered Securities, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, at such Holder's address as it appears in the Security Register, within the time prescribed for the giving of such notice and (ii) if any of the Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an Authorized Newspaper in the Borough of Manhattan, the City of New York, New York, and in such other city or cities, if any, as may be specified in such Securities and, if the Securities of such series are listed on any stock exchange outside the United States, in any place at which such Securities are listed on a securities exchange to the extent that such securities exchange so requires, and mailed to such Persons whose names and addresses were previously filed with the Trustee, within the time prescribed for giving such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If it is impossible, or in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07  Conflict with Trust Indenture Act.

            This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 1.08 Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors and Assigns.

            All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10 Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture.

            Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law.

            This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.13  Moneys of Different Currencies to Be Segregated.

            The Trustee shall segregate moneys, funds, and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

SECTION 1.14 Payment to Be in Proper Currency.

            The following provisions of this Section 1.14 shall apply to the extent permitted by applicable law: In the case of any Security payable in any particular currency or currency unit (the "Required Currency"), except as otherwise provided herein, therein or in or pursuant to the related Board Resolution or supplemental indenture or as contemplated by
Section 3.01, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is made in other than the Required Currency, the Trustee may, but shall not be obligated to, take such actions as it considers appropriate to exchange such other currency or currency unit for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

SECTION 1.15  Counterparts.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.16 Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, repurchase date or Maturity of any Security or any date on which any Defaulted Interest is proposed to be paid shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the nominal date of such Interest Payment Date or Redemption Date, Maturity, or on the date on which Defaulted Interest is proposed to be paid, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, repurchase date, Maturity or date on which Defaulted Interest is proposed to be paid, as the case may be.


                             ARTICLE II

                           SECURITY FORMS

SECTION 2.01 Forms Generally.

            The Securities of each series and the Coupons, if any, to be attached thereto shall be in substantially such form as shall be established pursuant to Section 3.01 by or pursuant to one or more Board Resolutions or Officers' Certificates or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any. If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof also shall be established as provided in the preceding sentence. If the form of Securities and Coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities or Coupons, if any, shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

            The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

SECTION 2.02 Form of Trustee's Certificate of Authentication.

            The Trustee's certificate of authentication shall be in substantially the following form:

            "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     THE BANK OF NOVA SCOTIA
                                     TRUST COMPANY OF NEWYORK,
                                     as Trustee


                                     By______________________________________
                                            as Authorized Signatory"

SECTION 2.03 Securities in Global Form.

            If Securities of a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Request to be delivered to the Trustee pursuant to Section 3.03 or
Section 3.04.

            Notwithstanding the provisions of Sections 2.01 and 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

            Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security.

            Any instructions by the Company with respect to a Security in global form shall be in writing but need not comply with Section 3.14(c) of the Trust Indenture Act.


                             ARTICLE III

                           THE SECURITIES

SECTION 3.01  Amount Unlimited; Issuable in Series.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

            The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                  (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                  (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07);

                  (3) whether the Securities of the series are convertible into Common Stock, or cash in lieu thereof, and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or conversion rate and other conversion provisions;

                  (4) the date or dates on which the principal (and premium, if any) of the Securities of the series is payable and/or the method by which such date or dates shall be determined;

                  (5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, in the case of Registered Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and/or the method by which rate or rates or date or dates shall be determined;

                  (6) the Person to whom any interest on any Registered Securities of the series shall be payable if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature;

                  (7) the place or places where the principal of (and premium, if any) and interest on the Securities of the series shall be payable and the place or places where the Securities of the series may be presented for transfer and, if applicable, conversion;

                  (8) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

                  (9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation and/or the method by which such period or periods, price or prices and terms and conditions shall be determined;

                  (10) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities or $5,000 in the case of Bearer Securities, the denominations in which Securities of the series shall be issuable;

            (11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
      Section 6.02 or the method by which such portion shall be determined;

                  (12) whether Securities of the series will be issuable as Registered Securities, Bearer Securities or both, and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series;

                  (13) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

                  (14) if Bearer Securities of the series are to be issuable, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

                  (15) the currency of denomination of the Securities of the series, the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Securities of the series will be made, and the currency or currencies (in addition to Dollars), if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities, at the election of each of the Holders thereof, may also be payable which currencies may be in Dollars, any Foreign Currency or any composite currency, including but not limited to the ECU, and, if any such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

                  (16) if the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index based on a currency or currencies other than that in which the Securities of the series are denominated or designated to be payable, the manner in which such amounts shall be determined;

                  (17) if the payments of principal of (and premium, if any) or the interest on the Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

                  (18) any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Articles Eight or Ten pertaining to the Securities of the series;

                  (19) the form of the Securities and Coupons, if any, of the series;

                  (20) whether the Securities of such series shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depositary for such global Securities;

                  (21) any Depositaries or paying agents, transfer agents, registrars or other agents with respect to the Securities of the series;

                  (22)   the application, if any, of Section 5.03;

                  (23) any other terms of the series (which shall not be inconsistent with the provisions of this Indenture); and

                  (24)   the applicability of the seventh paragraph of Section
      3.05.

            All Securities (including Coupons, if any) of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution, such Officers' Certificate or any such indenture supplemental hereto.

            If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 3.02 Denominations.

            The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any multiple thereof in the case of Registered Securities or in denominations of $5,000 in the case of Bearer Securities.

SECTION 3.03  Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer or one of its Executive Vice Presidents, under its corporate seal reproduced thereon attested by the signature of its Secretary or one of its Assistant Secretaries or its Treasurer or one of its Assistant Treasurers. The Coupons, if any, shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer or one of its Executive Vice Presidents attested by its Secretary or any Assistant Secretary or its Treasurer or one of its Assistant Treasurers. The signature of any of these officers on the Securities (and Coupons, if any) may be manual or facsimile.

            Securities (and Coupons, if any) bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities (and Coupons, if any) or did not hold such offices at the date of such Securities (and Coupons, if any).

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities (with or without Coupons) of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon any of the following:

                  (1)   a Company Request;

                  (2) any Board Resolution, Officers' Certificate and/or executed supplemental indenture referred to in Sections 2.01 or 3.01 by or pursuant to which the form or forms and the terms of the Securities of such series and the Coupons, if any, appertaining thereto were established;

                  (3) an Officers' Certificate either setting forth the form or forms and the terms of the Securities of such series and the Coupons, if any, appertaining thereto or stating that such form or forms and terms have been established pursuant to Sections 2.01 or 3.01 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

                  (4) at the option of the Company, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

                        (a) if established pursuant to a Board Resolution as permitted by Section 2.01, the form of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

                        (b) if established pursuant to a Board Resolution as permitted by Section 3.01, the terms of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture; and

                        (c) such Securities and Coupons, if any, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

            The Trustee shall have the right to decline to authenticate and deliver such Securities if the Trustee determines or is advised by counsel that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee's own rights, duties or immunities under this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

            The Trustee shall not be required to authenticate Securities denominated in a coin or currency (or unit including a coin or currency) other than that of the United States if the Trustee reasonably determines that such Securities impose duties or obligations on the Trustee which the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon a Company Request, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Company to execute and deliver a supplemental indenture appointing a successor Trustee pursuant to Section 9.01.

            If all of the Securities of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once, prior to the authentication and delivery of the first Security of such series (provided the Company Order for the authentication and delivery of such series of Securities authorizes the amount of such Securities to be subsequently issued).

            If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such global Security or Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Book-Entry Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or to such other effect as the Depositary and the Trustee may agree.

            Each Depositary designated pursuant to Section 3.01 for a Book-Entry Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary shall enter into an agreement with the Trustee governing their respective duties and rights with regard to Book-Entry Securities.

            Each Security shall be dated the date of its authentication, except that each Bearer Security, including any Bearer Security in global form, shall be dated as of the date specified as contemplated by Section 3.01.

            No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Sections
3.06 or 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

SECTION 3.04 Temporary Securities.

            Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form, with or without Coupons of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and Coupons, if any. Every temporary Security of any series shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series.

            Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section
10.02 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in the Board Resolutions relating thereto and such delivery shall occur only outside the United States. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by
Section 3.01 with respect to the payment of interest on Bearer Securities in temporary form.

SECTION 3.05 Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee, for each series of Securities issuable as Registered Securities, a register (the register maintained in such office and in any other office or agency of the Company maintained pursuant to Section 10.02 in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities of such series and of transfers of Registered Securities of such series. Said office or agency is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

            Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to
Section 10.02 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

            Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

            If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01(21) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series in certificated form in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

            Within 14 days after the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 6.01 with respect to any series of the Securities if so specified pursuant to Section 3.01, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in exchange for any Security of such series in global form, Securities of such series in certificated form in authorized denominations for an aggregate principal amount equal to the principal amount of such Security in global form.

            The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

            If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge to the Depositary,

                  (1) to each Person specified by such Depositary a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

                  (2) to such Depositary a new global Security of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of certificated Securities delivered to Holders thereof.

            In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver Securities in certificated form in authorized denominations.

            Upon the exchange of a global Security for Securities in certificated form, such global Security shall be cancelled by the Trustee. Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities issued in exchange for a Book-Entry Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Book-Entry Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

            Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04,
9.06 or 11.06 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange of Securities of any series for a period of 15 days before the selection of any Securities of that series selected for redemption, or (ii) to register the transfer of or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, (iii) to register the transfer of or exchange of any Security if the Holder thereof has exercised any right to require the Company to purchase such Security, in whole or in part, except any portion thereof not required to be so purchased, or (iv) to exchange any Bearer Security so selected for redemption except that such a Bearer Security any be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security or Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Security with a destroyed, lost or stolen Coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the destroyed, lost or stolen Security.

            In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or Coupon, pay such Security or Coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security of any series with its Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its Coupons, if any, or the destroyed, lost or stolen Coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Coupons, if any, duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

SECTION 3.07  Payment of Interest; Interest Rights Preserved.

            Unless otherwise provided as contemplated by Section 3.01, interest on any Registered Security which is payable, and is paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such Series at his address as it appears in the Security Register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

            At the option of the Company, interest on Registered Securities of any series that bear interest may be paid (i) by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

            Notwithstanding the above, except as otherwise specified with respect to a series of Securities in accordance with the provisions of
Section 3.01, a Holder of $10,000,000 or more in aggregate principal amount of Securities of the same series having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

            Subject to the foregoing provisions of this Section, each Security or Coupon, if any, delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security or Coupon, if any, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security or Coupon.

SECTION 3.08  Persons Deemed Owners.

            Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Bearer Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09  Cancellation.

            All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities and Coupons so delivered shall be promptly cancelled by the Trustee. No Securities or Coupons shall be authenticated in lieu of or in exchange for any Securities or Coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and Coupons shall be destroyed by the Trustee and, if requested by the Company, a certificate evidencing such destruction shall be delivered to the Company.

SECTION 3.10 Computation of Interest.

            Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed, based on actual days elapsed, on the basis of a 360-day year of twelve 30-day months.


                             ARTICLE IV

                      CONVERSION OF SECURITIES

SECTION 4.01 Applicability of Article.

            If the Securities of any series are Convertible Securities the provisions of this Article Four shall be applicable to the Securities of such series (except as otherwise specified in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established).

            Subject to the provisions of this Article Four, the Holder of any Convertible Security shall have the right, at the option of such Holder, to convert the principal amount of such Convertible Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 (or such principal amount as is specified in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established) into the number of shares of Common Stock obtained by dividing the principal amount so to be converted by the Conversion Price, defined and determined as hereinafter provided, in effect at the Conversion Date (as defined in Section 4.02) in the manner provided in Section 4.02 and subject to settlement of fractional interests in accordance with Section 4.03 and subject to the other provisions of this Article Four with respect to the delivery of property other than Common Stock. Such conversion privilege shall, except as specified in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established, commence on the date of the issuance of such Convertible Security or any Predecessor Security and shall expire at the close of business on the Stated Maturity of such Convertible Security. If a Convertible Security or portion thereof is called for redemption or is delivered for repurchase, such conversion privilege in respect of the Convertible Security or portion so called shall expire at the close of business on the fifth Business Day prior to the Redemption Date or repurchase date, unless the Company shall default in making the payment due upon redemption or repurchase.

            The conversion price (the "Conversion Price") for a series of Convertible Securities shall be set forth in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established and shall be subject to adjustment as provided in Section 4.04.

SECTION 4.02 Exercise of Conversion Privilege.

            In order to exercise the conversion privilege, the Holder of any Convertible Security to be converted, in whole or in part, shall surrender such Convertible Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice (the "Conversion Notice"), in substantially the form set forth on the reverse of the Convertible Security, that the Holder elects to convert such Convertible Security or, if less than the entire principal amount thereof is to be converted, a stated portion thereof constituting a multiple of $1,000 in principal amount (or such other principal amount as is specified in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established). A Convertible Security surrendered for conversion during the period between the close of business on any record date for such Convertible Security and the opening of business on the related Interest Payment Date (the "Interest Period") that shall not have been called for redemption on a Redemption Date within such Interest Period (or on such Interest Payment Date) shall be accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the portion of the principal amount of the Convertible Security being surrendered for conversion. Such interest shall be payable to the Holder on the Record Date notwithstanding the conversion. Such Conversion Notice shall also state the name or names (and address or addresses) in which the certificate or certificates for shares of Common Stock shall be issued (or to whom payment in cash in lieu of Common Stock shall be made). Convertible Securities surrendered for conversion shall (if so required by the Company or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Conversion Agent duly executed by, the Holder or his attorney duly authorized in writing.

            As promptly as practicable on or after the Conversion Date (as defined below), the Company shall, subject to the provisions of Section 4.07, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on conversion of such Convertible Security or portion thereof in accordance with the provisions of this Article Four together with payment in cash, as provided in Section 4.03, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion or, if so provided in a Board Resolution, Officers' Certificate or executed supplemental indenture referred to in Section 3.01 by or pursuant to which the form and terms of the Convertible Securities of such series were established, a payment in cash in lieu of shares of Comon Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Conversion Date") on which such notice in proper form shall have been received by the Conversion Agent and such Convertible Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable, if any, upon such conversion shall be deemed to have become on the Conversion Date the holder or holders of record of the shares represented thereby; provided, however, that upon any such surrender on any date when the stock transfer books of the Company shall be closed, the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued, if any, shall be deemed the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the Conversion Notice.

            In the case of conversion of a portion, but less than all, of a Convertible Security, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Convertible Security or Securities of the same series in the aggregate principal amount equal to the unconverted portion of the principal amount of the surrendered Convertible Security. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Convertible Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Convertible Security. The right, if any, of a Holder of any Convertible Security to cause the Company to redeem, purchase or repay such Convertible Security shall terminate at the close of business on the Conversion Date.

SECTION 4.03 Fractional Interests.

            No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Convertible Securities. If more than one Convertible Security of the same series shall be surrendered for conversion, in whole or in part, at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof) to be converted, so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 4.03, be issuable on the conversion of any Convertible Security or Securities (or specified portions thereof), the Company shall make payment in lieu thereof in cash equal to the same fraction of the market price per share of Common Stock. For such purposes the market price per share of Common Stock shall be determined on the basis of the last sale price of one share of Common Stock regular way on the most recent Trading Day prior to the Conversion Date or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case (i) as reported on the American Stock exchange, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market System or NASDAQ System or a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System or NASDAQ System on such Trading Day, then the average of the closing bid and asked prices in the over-the- counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as determined by the Board of Directors. The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on any of the above mentioned exchanges or in such markets.

SECTION 4.04 Adjustment of Conversion Price.

            The Conversion Price with respect to Convertible Securities of a series shall be adjusted from time to time as follows with respect to events that take place after the initial issuance of any Securities of such series:

            (1) if the Company shall (i) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price shall be deemed to be proportionately adjusted, so that any Holder of any Convertible Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Convertible Security been converted immediately prior thereto. If in any reclassification the holders of Common Stock are entitled to make an election between different forms of consideration, the Holders shall be deemed to have elected to receive the consideration payable to a plurality of the holders of Common Stock who have not duly filed elections as to the consideration to be received.

            An adjustment made pursuant to this subsection (1) shall become effective immediately, except as provided in subsection (6) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (2) In case the Company shall issue generally to holders of Common Stock rights, options or warrants entitling such holders (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (5) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction, of which

                  (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, and (B) the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                  (ii) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, and (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

            Such adjustment shall become effective immediately, except as provided in subsection (6) below, after the record date for the determination of holders entitled to receive such rights, options or warrants.

            (3) In case the Company shall, by dividend or otherwise, distribute, to substantially all holders of Common Stock, evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (other than cash dividends paid out of earned surplus of the Company or current net earnings as shown on the books of the Company and other than Extraordinary Cash Dividends, which are governed by the provisions of subsection (4) below), or shall distribute to substantially all holders of Common Stock rights, options or warrants entitling such Holders to subscribe for securities (other than those referred to in subsection (2) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which

                  (i) the numerator shall be the current market price per share (determined as provided in subsection (5) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value and provided to the Trustee) of the portion of the assets, evidence of indebtedness, equity securities or other securities so distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which

                  (ii) the denominator shall be such current market price per share of the Common Stock.

            Such adjustment shall become effective immediately, except as provided in subsection (6) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, with respect to the rights ("Rights") distributed under the Rights Agreement, dated as of June 4, 1989, between the Company and BankBoston, N.A. as amended and as it may be further amended after the date hereof and/or in the event that and each time that the Company shall distribute any other rights or warrants (other than those referred to in paragraph (2) of this Section) ("Additional Rights") pro rata to holders of Common Stock, the Company shall make proper provision so that each Holder of a Convertible Security who converts such Convertible Security (or any portion thereof) (A) after the date hereof in the case of Rights and (B) after the record date for any such distribution in the case of Additional Rights, and prior to the expiration or redemption of the Rights or Additional Rights, as the case may be, shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights or Additional Rights, to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights or Additional Rights of separate certificates evidencing such Rights or Additional Rights (the "Distribution Date"), the same number of Rights or Additional Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights or Additional Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights or Additional Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the term and provisions of and applicable to the Rights or Additional Rights.

            If, with respect to any distribution to which this paragraph
(3) would otherwise apply, the fair market value of the portion of the assets so distributed applicable to one share of Common Stock exceeds the current market price per share of Common Stock or the current market price per share of Common Stock exceeds such fair market value by less than $1.00, then the adjustment provided by this subsection (3) shall not be made and in lieu thereof the provision of paragraph (8) shall apply to such distribution.

            (4) If the Company shall, by dividend or otherwise, distribute generally to holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4.05 applies) in an aggregate amount such that such dividend or distribution shall constitute an Extraordinary Cash Dividend, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction, of which

                  (i) the numerator shall be equal to (A) the current market price per share (determined as provided in paragraph (5) of this Section) of the Common Stock on the date fixed for such determination less (B) an amount equal to the excess of such Extraordinary Cash Dividend over four times the per share amount of the Company's most recently declared regular quarterly dividend and of which

                  (ii) the denominator shall be equal to such market price per share.

            (5) For the purpose of any computation under subsections (2),
(3) or (4) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Sale Prices for the 20 consecutive Trading Days commencing 30 Trading Days before the date in question.

            (6) In any case in which this Section 4.04 shall require that an adjustment of the Conversion Price be made effective immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Convertible Security converted after such record date and before such adjustment shall have become effective,
(i) defer paying any cash payment pursuant to Section 4.03 or issuing to the Holder of such Convertible Security the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 4.03 and issue to such Holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

            (7) No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price; provided, however, that any adjustments which by reason of this subsection (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided, further, that each adjustment shall be required and made in accordance with the provisions of this Article Four (other than this subsection (7)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Convertible Securities or Common Stock. All calculations under this Article Four shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (8) If the Company makes a distribution to holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last sentence of subsection (3), would otherwise result in an adjustment in the Conversion Rate, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Convertible Security that converts such Convertible Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Convertible Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Convertible Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

            (9) Whenever the Conversion Price shall be adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the manner of computing the same, and
(ii) mail or cause to be mailed a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price to each Holder of Convertible Securities at his address as the same appears on the Security Register.

            Anything in this Section 4.04 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 4.04, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.05 Continuation of Conversion Privilege in Case of Merger, Consolidation or Sale of Assets.

            If the Company is a party to a transaction subject to Section
8.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets to holders of Common Stock pursuant to such transaction subject to Section 8.01, merger or binding share exchange shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Convertible Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture. The supplemental indenture shall provide that the Holder of a Convertible Security shall have the right thereafter (during the period such Convertible Security shall be convertible as specified in
Section 4.01) to convert such Convertible Security into the kind and amount of securities, cash, property or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Convertible Security immediately before the effective date of such transaction, assuming (to the extent applicable) that such Holder (i) was not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such Sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person to such transaction, (ii) made no election, if any, as to the kind or amount of securities, cash or other property receivable upon such transaction with respect thereto, and (iii) was treated alike with the plurality of non-electing Holders. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Four. The successor Company shall mail to each Holder of a Convertible Security a notice briefly describing the supplemental indenture.

            Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate or, at the option of the Company, a certificate of a firm of independent public accountants which shall conform to the provisions of
Section 1.02 with respect thereto.

            If the Company shall enter into a sale of all or substantially all of the assets of the Company in a transaction in which the holders of the Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other Person, the Convertible Securities shall remain convertible into the Common Stock (or other property) which, but for such sale of assets of the Company, the Holders of such Convertible Securities would have been entitled to upon conversion.

            If this Section 4.05 applies, neither paragraph (1) nor (3) of
Section 4.04 applies.

SECTION 4.06 Notices of Certain Events.

            If:

                  (1) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock other than cash dividends which are not Extraordinary Cash Dividends; or

                  (2) the Company shall authorize the granting generally to the holders of Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                  (3) the Company shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

                  (4) there shall be authorized or ordered any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (5) the Company or any Subsidiary or Affiliate shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

            then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Convertible Securities as provided in Section 10.02, and shall cause to be mailed to each Holder of Convertible Securities, at his address as it shall appear on the Security Register therefor, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (i) a record is expected to be taken for the purpose of such dividend, distribution, rights, options, warrants or tender offer or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights (or in the case of a tender offer to be entitled to tender shares of Common Stock) are to be determined, or (ii) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective, and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation, winding-up or tender offer.

SECTION 4.07 Taxes on Conversion.

            The Company will pay any and all documentary, stamp or similar taxes payable to the United States (or any other jurisdiction in which the Company is domiciled or incorporated) or any political subdivision or taxing authority thereof or therein (other than any such tax of any such non-United States jurisdiction that would not have been payable in respect of the applicable Holder if such jurisdiction had been the United States or any political subdivision or taxing authority thereof) in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Securities pursuant hereto; provided, however, that the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name, and the Conversion Agent may refuse to deliver the certificates representing such Common Stock until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Convertible Securities.

SECTION 4.08 Company to Provide Stock.

            The Company shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued shares of capital stock, the full number of shares of capital stock to provide for the conversion of Convertible Securities from time to time as such Convertible Securities are presented for conversion; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Convertible Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

            If any shares of capital stock to be reserved for the purpose of conversion of Convertible Securities hereunder require registration with or approval of any governmental authority under any federal or state law or any action in respect of any stock exchange or similar listing before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration, approval or action, as the case may be; provided, however, that, nothing in this Section 4.08 shall be deemed to affect in any way the obligations of the Company to convert Convertible Securities into Common Stock as provided in this Article Four.

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporation action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of Convertible Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION 4.09 Disclaimer of Responsibility for Certain Matters.

            Neither the Trustee, the Conversion Agent nor any agent of either shall at any time be under any duty or responsibility to any Holder of Convertible Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 4.04(9), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, the Conversion Agent nor any agent of either shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Convertible Security; and neither the Trustee, the Conversion Agent nor any agent of either makes any representation with respect thereto. Neither the Trustee, the Conversion Agent nor any agent of either shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Convertible Security for the purpose of conversion or, subject to Section 3.01, to comply with any of the covenants of the Company contained in this Article Four.

SECTION 4.10 Return of Funds Deposited for Redemption of Converted Convertible Securities.

            Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any Paying Agent for the purpose of paying the principal of and interest, if any, on any of the Convertible Securities and which shall not be required for such purposes because of the conversion of such Convertible Securities, as provided in this Article Four, shall after such conversion be repaid to the Company by the Trustee or such Paying Agent.

                             ARTICLE V

               SATISFACTION, DISCHARGE AND DEFEASANCE

SECTION 5.01 Satisfaction and Discharge of Indenture.

            This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities of such series, replacement of lost, stolen or mutilated Securities of such series and conversion of Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

            (1)  either

                  (ii) all Securities of such series theretofore
            authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.05, (ii) Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 11.06 and (iv) Securities of such series and Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (iii) all such Securities and Coupons of such series not theretofore delivered to the Trustee for cancellation

                  (A)  have become due and payable, or

                  (B) will become due and payable at their Stated Maturity within one year, or

                  (C) are to be called for redemption within one year under
            arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and Coupons of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities and Coupons of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. In addition, the Opinion of Counsel shall be to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 5.01 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised and must refer to and be based upon a ruling of the Internal Revenue Service.

            At any time when no Securities of any series are outstanding, this Indenture shall upon Company Request cease to be of further effect and the Trustee, at the expense of the Company, shall execute proper instruments of satisfaction and discharge of this Indenture.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.05 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section, the obligations of the Trustee under Section 5.02 and the last paragraph of Section 10.03, shall survive.

SECTION 5.02 Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Sections 5.01 and
5.03 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 5.03  Satisfaction, Discharge and Defeasance of Securities of Any
              Series.

            If this Section is specified, as contemplated by Section 3.01, to be applicable to Securities and Coupons, if any, of any series, at the Company's option, either

                  (1) the Company will be deemed to have been Discharged (as defined below) from its obligations with respect to Securities and Coupons, if any, of such series or

                  (2) the Company will cease to be under any obligation to comply with any term, provision or condition set forth in (i) Article VIII and Sections 10.09, 10.10 and 10.11 or (ii) the terms, provisions or conditions of such series specified pursuant to Section 3.01 (provided, however, that the Company may not cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged"), if, in the case of (1) and (2), with respect to the Securities and Coupons, if any, of such series on the 91st day after the applicable conditions set forth below in (x) and either (y) or (z) have been satisfied:

                        (x)(i) the Company has paid or caused to be paid
            all other sums payable with respect to the Outstanding Securities and Coupons, if any, of such series (in addition to any required under (y) or (z)); and (ii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities and Coupons, if any, of any such series have been complied with; and

                        (y)(i) the Company shall have deposited or caused
            to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for (on a first-priority perfected basis), and dedicated solely to, the benefit of the Holders of the Securities and Coupons, if any, of such series
            (A) an amount (in such currency or currency unit in which the Outstanding Securities and Coupons, if any, of such series are payable) or (B) U.S. Government Obligations (as defined below) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency and if so specified pursuant to Section 3.01, Foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount or (C) a combination of (A) and (B) sufficient (in the opinion with respect to (B) and (C) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, the Outstanding Securities and Coupons, if any, of such series on the dates such installments of interest or principal are due;

                        (ii)(A) no Event of Default or event (including
            such deposit) which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, (B) no Event of Default as defined in clause (5) or (6) of Section 6.01, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within 90 days after the date of such deposit and (C) such deposit and the related intended consequence under (1) or (2) will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or any of their properties;

                        (iii) the Company shall have delivered to the
            Trustee an Opinion of Counsel to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this
            Section 5.03 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised; and

                        (iv) the Company shall have delivered to the
            Trustee an Opinion of Counsel to the effect that if the deposit referred to in paragraph (y)(i) above shall include U.S. Government Obligations or Foreign Government Securities, such deposit shall not result in the Company, the Trustee or such trust being regulated as an "investment company" under the Investment Company Act of 1940, as amended; or

                        (z) the Company has properly fulfilled such other
            means of satisfaction and discharge as is specified, as contemplated by Section 3.01, to be applicable to the Securities and Coupons, if any, of such series.

            Any deposits with the Trustee referred to in clause (y)(i) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities and Coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatary redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            "Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and Coupons, if any, of the series as to which this
Section is specified as applicable as aforesaid and to have satisfied all the obligations under this Indenture relating to the Securities and Coupons, if any, of such series (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except
(A) the rights of Holders thereof to receive, from the trust fund described in clause (y)(i) above, payments of the principal of, premium and the interest, if any, on such Securities and Coupons, if any, when such payments are due, (B) the Company's obligations with respect to such Securities and Coupons, if any, under Sections 3.05 and 3.06 (insofar as applicable to Securities of such series), Article IV (insofar as applicable to Securities of such series), Sections 5.02, 10.02 and 10.03 (last paragraph only) and the Company's obligations to the Trustee under Sections 7.05, 7.06 and 7.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal, premium or interest paid on such obligations, and, subject to the provisions of Section 7.05, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

            "Foreign Government Securities" as used in Section 5.03 means, with respect to Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government (the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government) which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.


                             ARTICLE VI

                              REMEDIES

  SECTION 6.01 Events of Default.

            "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                        (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                        (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

                        (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than the series in respect of which the Event of Default is being determined), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                        (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                        (6) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action; or

                        (7) acceleration of Indebtedness of the Company or any Significant Subsidiary aggregating more than $50 million so that such Indebtedness becomes due prior to the date on which the same would otherwise become due and payable, unless such acceleration is rescinded, annulled or otherwise cured prior to the giving of the notice referred to in the first paragraph of Section 6.02 with respect to the Securities of such series; or

                        (8) final and nonappealable judgments or orders to pay, in the aggregate at any one time, more than $50 million rendered by a court of competent jurisdiction against the Company or a Significant Subsidiary, continued for 90 days (during which execution shall not be effectively stayed or bonded) without discharge or reduction to $50 million or less; or

                        (9) any other Event of Default provided with respect to Securities of that series.

SECTION 6.02 Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25 percent in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable; provided, however, that in the case of any Event of Default with respect to the Company specified in clause (5) or (6) of Section 6.01, such amount shall become immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue interest on all Securities of that series,

                        (B) the principal of (and premium, if any, on) any
            Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

                        (C) to the extent that payment of such interest is
            lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                        (D) all sums paid or advanced by the Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            and

                  (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

No such recission shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.03 Collection of Indebtedness and Suits for Enforcement by
Trustee.

            The Company covenants that if

                  (1) default is made in the payment of any interest on any Security or Coupon, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities or Coupons, if any, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities or Coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

            If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04 Trustee May Enforce Claims without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.05  Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.06 Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest on the Securities of such series, upon presentation of the Securities and Coupons, if any, appertaining thereto in respect of which moneys have been collected and the notation thereon of the distribution if such principal, premium and interest is only partially paid and upon surrender thereof if fully paid:

            First: To the payment of all amounts due the Trustee under Section 7.05; and

            Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 6.07 Limitation on Suits.

            No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                  (2) the Holders of not less than 25 percent in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.08 Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.09 Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11 Control by Holders.

            The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                  (1) such direction shall not (i) be in conflict with any rule of law or with this Indenture, (ii) expose the Trustee to personal liability, or (iii) be unduly prejudicial to Holders not joining therein, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12 Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

                  (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.13 Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.14 Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 6.15 Judgment Currency.

            The following provisions of this Section 6.15 shall apply to the extent permissible under applicable law: Judgments in respect of any obligations of the Company under any Securities or Coupons, if any, of any series shall be rendered in the currency or currency unit in which such Securities or Coupons are payable. If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or Coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or Coupon, then such conversion shall be made at the Conversion Rate (as defined below) as in effect on the date the Company shall make payment to any person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Conversion Rate and the Conversion Rate as in effect on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Conversion Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security or Coupon. Any amount due from the Company under this Section 6.15 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or Coupon so that in any event the Company's obligations hereunder or under such Security or Coupon will be effectively maintained as obligations in such currency or currency unit. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or Coupon at the Conversion Rate as in effect when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security or Coupon.

            For purposes of this Section 6.15, "Conversion Rate" shall mean the spot rate at which in accordance with normal banking procedures the currency or currency unit into which an amount due hereunder or under any Security or Coupon is to be converted could be purchased with the currency or currency unit due hereunder or under any Security or Coupon, at the option of the Company from major banks located in the Cities of New York or London or any other principal market for such purchased currency or currency unit.


                             ARTICLE VII

                             THE TRUSTEE

SECTION 7.01 Certain Rights of Trustee.

                  (1) Except during the continuance of an Event of Default,
(A) the Trustee may rely, in the absence of bad faith on its part, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document furnished to the Trustee and believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, but, in the case of any such papers or documents which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture and (B) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (3) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

                  (4) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (8) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (9) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise in the conduct of his or her own affairs.

                  (10) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (11) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (12) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02 Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 7.03  May Hold Securities.

            The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 7.04 Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 7.05 Compensation and Reimbursement.

            The Company agrees

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as agreed to by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of performance of any of its powers or duties hereunder.

            As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee (but only upon such property and funds collected in its capacity as Trustee under this Indenture), except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

SECTION 7.06 Resignation and Removal; Appointment of Successor.

                  (1) The Trustee may resign at any time with respect to the Securities of one or more series by giving 30 days written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.07 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                  (2) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                  (3)  If at any time:

                        (A) the Trustee shall fail to comply with Section
            3.10(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                        (B) the Trustee shall cease to be eligible under
            Section 3.10(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

                        (C) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

            (4) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series: the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of
Section 7.07. Within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.07, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.07, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

            (5) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 7.07 Acceptance of Appointment by Successor.

                  (1) In case of the appointment hereunder of a successor Trustee with respect to any series of Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                  (2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                  (3) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

                  (4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

SECTION 7.08  Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.09 Reports by Trustee.

            Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15 in accordance with and to the extent required under Trust Indenture Act Section 313(a).

SECTION 7.10  Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such. Each successor Trustee shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its more recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11 Notice of Events of Default.

            The Trustee shall give the Holders of any series of Securities notice in writing of any Event of Default with respect to Securities of such series as and to the extent provided by the Trust Indenture Act.

SECTION 7.12  Disqualification; Conflicting Interests.

            The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.


                              ARTICLE VIII

                    CONSOLIDATION, MERGER OR SALE

SECTION 8.01 Consolidation, Merger or Sale.

            Subject to the provisions of Section 8.03, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, conveyance or lease shall be upon the conditions that (a) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease shall have been made, shall be a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (b) the due and punctual payment of the principal of, premium, if any and interest, if any, on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed and the conversion rights, if any, shall be provided for in accordance with
Article IV, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee, by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property; and (c) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing.

SECTION 8.02  Successor Corporation to Be Substituted.

            In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest, if any, on all of the Securities and the due and punctual performance of all the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (including any intervening successor to the Company which shall have become the obligor hereunder) shall, except in the case of a lease, be relieved of any further obligation under this Indenture and the Securities; provided, however, that in the case of a sale or conveyance of the property of the Company (including any such intervening successor) in connection with which there is not a plan providing for the complete liquidation of the Company (including any such intervening successor), the Company (including any such intervening successor) shall continue to be liable on (a) its obligations under this Indenture and the Securities to the extent of liability to pay the principal of and interest, if any, on the Securities at the time, places and rate prescribed in this Indenture and the Securities and (b) obligations the Company may have under a supplemental indenture pursuant to
Section 4.05. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the initial issuance of the Securities of such series.

            In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued, as may be appropriate and consented to by the Trustee.

SECTION 8.03  Securities to Be Secured in Certain Events.

            If, upon any consolidation or merger or sale, conveyance or lease to which Section 8.02 applies, or upon any acquisition by the Company by purchase or otherwise of all or any part of the properties of any other Person, any Principal Property or shares of stock or evidences of indebtedness of a Subsidiary owned by the Company or a Subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or encumbrance to secure indebtedness for money borrowed by any Person (which indebtedness shall be deemed to be Secured Debt of the Company for purposes of the last paragraph of Section 10.09), the Company, immediately prior to such consolidation, merger, sale, conveyance, lease or acquisition will, unless the incurrence of such Secured Debt is permitted by Section 10.09, by indenture supplemental hereto secure the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Securities then Outstanding (equally and ratably with any other indebtedness entitled thereto immediately following such transaction).


                             ARTICLE IX

                       SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures without Consent of Holders.

            Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

                  (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                  (3) to add any additional Events of Default with respect to all or any series of Securities; or

                  (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to provide for uncertificated (commonly known as "book entry") Securities on terms satisfactory in substance to the Trustee; or

                  (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                  (6)  to secure the Securities; or

                  (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

                  (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.07(2); or

                  (9) if allowed without penalty under applicable laws and regulations, to permit payment in the United States (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on Bearer Securities or Coupons, if any; or

                  (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such other provision shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

                  (11) to add to, delete from or revise the conditions, limitations on the authorized amount, terms or purposes of issue, authentication and delivery of the Securities, as herein set forth; or

                  (12) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 4.05.

SECTION 9.02 Supplemental Indentures with Consent of Holders.

            With the consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of each series so affected by such supplemental indenture voting as a single class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board of Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02, or change the coin or currency in which, or delete any country from the Places of Payment (other than any such country in which, in the good faith determination of the Board of Directors, the functions to be performed in the Places of Payment in such country are no longer practicably performable) in which, any Securities or Coupons or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase (in the case of Securities of a series that are required to be repurchased by the Company as specified pursuant to Section 3.01), on or after the Redemption Date or the repurchase date, as applicable), or

                  (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02, or

                  (4) modify any of the provisions of this Section 9.02,
      Section 6.11, or Section 10.07, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 3.01 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.07(2) and 9.01(8), or

                  (5) if applicable, make any change that adversely affects the right to convert any Convertible Security or, except as provided in this Indenture, decrease the conversion rate or increase the conversion price of any Convertible Security.

            For the purposes of this Section 9.02, if the Securities of any series are issuable upon the exercise of warrants, any holder of an unexercised and unexpired warrant with respect to such series shall not be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrants.

            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03 Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04 Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05  Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06 Reference in Securities to Supplemental Indentures.

            Securities, including any Coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities including any Coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities including any Coupons of such series.


                             ARTICLE X

                              COVENANTS

SECTION 10.01 Payment of Principal, Premium and Interest.

            The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series by delivering said principal of (and premium, if any) and interest thereon in immediately available funds to the Paying Agent no later than 10 a.m., New York time, on the Stated Maturity and otherwise in accordance with the terms of the Securities and this Indenture.

            The interest on Securities with Coupons appertaining thereto shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, only upon presentation and surrender of such Coupon and, as to other installments of interest, only upon presentation of such Security for notation thereon of the payment of such interest.

SECTION 10.02 Maintenance of Office or Agency.

            If Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities and Coupons, if any, of that series may be presented or surrendered for payment, where securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain,
(A) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States, where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (B) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series located outside the United States, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If Securities of a series are issuable as Convertible Securities, the Company will maintain an office or agency where such Securities may be presented for conversion ("Conversion Agent"). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            No payment of principal or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any interest on any such Bearer Security may be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City of New York, New York if (but only if) payment in Dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

            The Company may also from time to time designate one or more other offices or agencies where the Securities (including any Coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any Coupons, if any) of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03  Money for Securities Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and Coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York or mail to each such Holder or both, or, if a Registered Security, cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04 Maintenance of Properties and Corporate Existence.

            The Company shall, and shall cause each of its Subsidiaries to,
(a) maintain its properties and assets used or useful in its business in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; (b) maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and (c) keep books of records and accounts reflecting all of its business affairs and transactions in accordance with sound business practices, and reflect in its financial statements adequate accruals and reserves, all in accordance with generally accepted accounting principles.

            Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and those of its Subsidiaries; provided, however, that the Company shall not be required to preserve or cause to be preserved any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05  Statements as to Compliance

            The Company will deliver to the Trustee, within 105 days after the end of each fiscal year (which on the date hereof ends on the last Sunday in each calendar year) of the Company, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating whether or not the signer knows of any default by the Company in the performance or observance of any of the terms, provisions or conditions hereof. If such signer knows of such a default, the certificate shall describe the default. For purposes of this Section 10.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 10.06 Commission Reports.

            The Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. So long as the Securities remain outstanding, the Company shall cause any annual or quarterly or other financial reports furnished by it to shareholders to be mailed to the Holders at their addresses appearing in the Security Register.

SECTION 10.07 Waiver of Covenant.

            The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.09 and 10.10, if before the time for such compliance the Holders of (i) a majority in principal amount of the Outstanding Securities or (ii) in case less than all of the several series of Securities then Outstanding are affected by the omission, at least a majority in principal amount of the Outstanding Securities of each series so affected voting as a single class shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 10.08 Additional Instruments and Acts.

            Upon request by the Trustee, the Company will execute and deliver such additional instruments and take such action as may be reasonably necessary or proper to carry out more fully the purposes of this Indenture.

SECTION 10.09  Restriction on Creation of Liens

            The Company shall not at any time create, incur, assume or guarantee, and shall not cause, suffer or permit a Subsidiary to create, incur, assume or guarantee, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made such effective provision) whereby the Securities then Outstanding and any other indebtedness of or guaranteed by the Company or such Subsidiary then entitled thereto, subject to applicable priorities of payment among such other indebtedness, shall be secured by the mortgage, security interest, pledge, lien or encumbrance relating to such Secured Debt equally and ratably with or, at the option of the Company, prior to, any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

            (1)(i) Any mortgage, security interest, pledge, lien or encumbrance on any property hereafter acquired (including acquisition through merger or consolidation), improved or constructed by the Company or a Subsidiary and created contemporaneously with, or within 180 days after, such acquisition (or, in the case of property constructed or improved, within 180 days after the completion and commencement of commercial operation of such property) to secure or provide for the payment of all or any part of the purchase price of such property or the cost of the construction thereof, as the case may be; or (ii) the acquisition of property subject to any mortgage, security interest, pledge, lien or encumbrance upon such property existing at the time of the acquisition thereof, whether or not assumed by the Company or such Subsidiary; or (iii) any mortgage, security interest, pledge, lien or encumbrance existing on the property or on the outstanding shares or indebtedness of a corporation at the time such corporation shall become a Subsidiary (but not created in anticipation of the transaction in which such corporation shall become a Subsidiary); or (iv) any mortgage, security interest, pledge, lien or encumbrance on the property, shares or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary (but not created in anticipation of such transaction); or

            (2) Any mortgage, security interest, pledge, lien or encumbrance on property of the Company or a Subsidiary in favor of the United States or any State thereof or any foreign government, or any department, agency or instrumentality or political subdivision of any thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

            (3) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage, security interest, pledge, lien, encumbrance or Secured Debt referred to in the foregoing subparagraphs (1) and (2); provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the mortgage, security interest, pledge, lien or encumbrance so extended, renewal or replaced.

            Notwithstanding the foregoing provisions of this Section 10.09, the Company and any one or more Subsidiaries may create, incur, assume or guarantee Secured Debt (including pursuant to a transaction to which Section 8.03 applies) not otherwise permitted or excepted without equally and ratably securing the Securities to the extent that the sum of (i) the amount of all Secured Debt then outstanding (other than Secured Debt referred to in subparagraphs (1), (2) and (3) above and Secured Debt deemed outstanding under Section 8.03 in connection with which the Company secures obligations on the Securities then outstanding in accordance with the provisions of Section 8.03) after giving effect thereto plus (ii) the amount of Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in respect of which amounts equal to the Attributable Debt relating to the transactions shall have been applied, within 180 days after the effective date of such Sale and Leaseback Transaction, to the prepayment or retirement of Securities or other indebtedness for borrowed money which was recorded as Funded Debt, as of the date of its creation, of the Company or a Subsidiary and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the Securities and Sale and Leaseback Transactions in which the property involved would have been permitted to be subjected to a mortgage, security interest, pledge, lien or encumbrance pursuant to subparagraphs (1) through (3)) above does not at the time exceed the greater of ten percent of Consolidated Net Tangible Assets or $100,000,000.

SECTION 10.10 Restrictions on Sale and Leaseback Transactions.

            The Company shall not, and will not cause, suffer or permit any Subsidiary to, enter into any Sale and Leaseback Transaction of any Principal Property unless at the effective time of such Sale and Leaseback Transaction (a) the Company or such Subsidiary would be entitled, without equally and ratably securing the Securities, to incur Secured Debt secured by a mortgage or security interest on the Principal Property to be leased pursuant to Section 10.09 above, or (b) the Company or such Subsidiary would be entitled, without equally and ratably securing the Securities, to incur Secured Debt in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, or (c) the Company shall apply an amount equal to such Attributable Debt, within 180 days after the effective date of such Sale and Leaseback Transaction, to the prepayment or retirement of Securities or other indebtedness for borrowed money which was recorded as Funded Debt as of the date of its creation and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Securities or the prepayment or retirement of any mortgage, lien or other security interest in such Principal Property existing prior to such Sale and Leaseback Transaction; provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by (i) the aggregate principal amount of any Securities delivered within 180 days of the effective date of any such Sale and Leaseback Transaction to the Trustee for retirement and cancellation, and (ii) the aggregate principal amount of such indebtedness (other than the Securities) retired by the Company or a Subsidiary within 180 days of the effective date of any such Sale and Leaseback Transaction.

SECTION 10.11  Names and Addresses of Holders.

            The Company shall furnish of cause to be furnished to the Trustee (a) not more than 15 days after each Regular Record Date as defined in Section 1.01 but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Securities to which such Regular Record Date applies as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided no such list need be furnished if the Trustee shall be the Security Registrar.


                            ARTICLE XI

                      REDEMPTION OF SECURITIES

SECTION 11.01 Applicability of Article.

            Securities (including Coupons, if any) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 11.02 Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities (including Coupons, if any) shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Securities (including Coupons, if any) of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (including Coupons, if any) prior to the expiration of any restriction on such redemption provided in the terms of such Securities and Coupons, if any, or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 11.03 Selection by Trustee of Securities to Be Redeemed.

            If less than all the Securities (including Coupons, if any) of any series with the same terms are to be redeemed, the particular Securities (including Coupons, if any) to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities (including Coupons, if any) of such series not previously called for redemption, by lot or any other such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities (including Coupons, if any) of that series or any integral multiple thereof) of the principal amount of Securities (including Coupons, if any) of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

            The Trustee shall promptly notify the Company in writing of the Securities (including Coupons, if any) selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04 Notice of Redemption.

            Notice of redemption shall be given not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 1.06.

            Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that payment will be made upon presentation and surrender of the applicable Securities, that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void, that any interest accrued to the Redemption Date will be paid as specified in said notice, that on and after said Redemption Date any interest thereon or, in case of partial redemptions, on the portions thereof to be redeemed, will cease to accrue, and, if applicable, that on or after said Redemption Date such Securities will cease to be convertible into Common Stock. If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, the last date on which exchanges of Bearer Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued, or, in the case of Registered Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

            Notice of redemption of Securities and Coupons, if any, to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 11.05 Deposit of Redemption Price.

            On or before 10 a.m. New York time on (but in the case of payments to be made at a Place of Payment outside of the United States, its territories, possessions and areas subject to its jurisdiction, at least one New York Business Day before) any Redemption Date, the Company shall deposit in immediately available funds with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06  Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and, if applicable, shall cease to be convertible into Common Stock. Except as provided in the next succeeding paragraph, upon surrender of any such Security (including Coupons, if any) for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

            If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States except as otherwise provided pursuant to Section 9.01(9).

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall , until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security and, if applicable, such Security shall remain convertible into common Stock until the principal of such Security shall have been paid or duly provided for.

SECTION 11.07 Securities Redeemed in Part.

            Any Security (including Coupons, if any) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (with appropriate Coupons, if any, attached) of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security (including Coupons, if any) so surrendered.


                             ARTICLE XII

                            SINKING FUNDS

SECTION 12.01 Applicability of Article.

            The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

            The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 12.02  Satisfaction of Sinking Fund Payments with Securities.

            The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been acquired or redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03 Redemption of Securities for Sinking Fund.

            Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 15 nor more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                    HASBRO, INC.


                                    By:_____________________________
                                       Name:
                                       Title:



                                    THE BANK OF NOVA SCOTIA
                                    TRUST COMPANY OF NEW YORK,
                                    as Trustee


                                    By:______________________________
                                       Name:
                                       Title: